UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2007

EXOPACK HOLDING CORP.

(Exact name of registrant specified in its charter)

Delaware	76-0678893
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The discussion below under Item 2.01 with respect to the Agreement is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 6, 2007, Exopack Holding Corp. (the “Company”) and its indirect subsidiaries, Exopack Advanced Coatings, LLC and Exopack Holdings UK, Ltd. (“Buyers”), and Intelicoat Technologies Image Products Holdco LLC and Image Products Group LLC (“Sellers”) entered into a Purchase Agreement (the “Agreement”), pursuant to which Buyers acquired from Sellers certain assets and assumed the liabilities relating to the operation of the engineered films business, the microfilm business, and other coating services (the “Acquired Business”), including the equity securities of Intelicoat Technologies Engineered Films Ltd. and Intelicoat Technologies Image Products Matthews LLC. Each of the Company and the Buyers are indirectly owned by an affiliate of Sun Capital Partners, Inc., a private investment firm. The Sellers are also indirectly owned by an affiliate of Sun Capital Partners, Inc. The closing of the transactions contemplated by the Purchase Agreement occurred on August 6, 2007.

Pursuant to the terms of the Agreement, Buyers agreed to pay approximately $32.3 million, adjusted for certain of Sellers’ indebtedness assumed in the transaction and the net amount of intercompany receivables. At closing, approximately $32.2 million in cash, representing the estimated purchase price, was paid by Exopack, on behalf of Buyers, to Sellers in accordance with the Agreement. The purchase price was determined upon the basis of arms’ length negotiations between Buyers and Sellers, and was based in part, upon the EBITDA of the Acquired Business. The purchase price equals approximately 4.6 times the estimated adjusted EBITDA of the Acquired Business for the twelve months ended June 30, 2007.

The above summary is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K.

Historical financial statements of the Acquired Business are in the process of being prepared. Accordingly, the Company is not able to determine at this time whether the acquisition of the Acquired Business is significant. If the Acquired Business is determined to be significant, the Company will file the required historical financial statements and pro forma financial information within the prescribed time period.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company and Sellers are in the process of preparing financial statements with respect to the Acquired Business to facilitate assessment of the significance to the Company. If financial statements are required, the Company will file such financial statements within the time period prescribed by Rule 3-05(b) of Regulation S-X.

(d)	Exhibits.

2.1	Purchase Agreement, among Intelicoat Technologies Image Products Holdco LLC, Image Products Group LLC, Exopack Advanced Coatings, LLC, Exopack Holdings UK, Ltd., and Exopack Holding Corp., dated August 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: August 10, 2007	By:	/s/ Jack Knott
	Name:	Jack E. Knott
	Title:	President, Chief Executive Officer, and Secretary

EXHIBIT INDEX

Exhibit Number
2.1	Purchase Agreement, among Intelicoat Technologies Image Products Holdco LLC, Image Products Group LLC, Exopack Advanced Coatings, LLC, Exopack Holdings UK, Ltd., and Exopack Holding Corp., dated August 6, 2007.